UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 14, 2004

Plantronics, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

345 Encinal Street

Santa Cruz, California 95060

(Address of Principal Executive Offices including Zip Code)

(831) 426-5858

(Registrant's Telephone Number, Including Area Code)

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2004, Plantronics, Inc., a Delaware corporation ("Plantronics"), entered into restricted stock award agreements with certain of its executive officers to reflect restricted stock awards authorized by Plantronics’ board of directors which were granted in lieu of any increase in cash compensation. These restricted stock awards were granted as of September 22, 2004 at an exercise price equal to the par value of Plantronics’ common stock ($.01). Plantronics’ repurchase right lapses approximately 1/20th per fiscal quarter with the exception of the first and last dates which are approximately 1/40th and 1/13th respectively. The restricted stock award agreements set forth certain provisions including exercise rights, restrictions on transfer, escrow arrangements and withholding of taxes.

The restricted stock awards were granted pursuant to Plantronics’ Amended and Restated 2003 Stock Plan.
Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

10.1    Form of Restricted Stock Award pursuant to Plantronics’s Amended and Restated 2003 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANTRONICS, INC.

Date: October 14, 2004	By:	/s/ Barbara Scherer
Barbara Scherer
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Restricted Stock Award pursuant to Plantronics’s Amended and Restated 2003 Stock Plan.